Exhibit 3.2

WISCONSIN PUBLIC SERVICE CORPORATION

BY-LAWS

As In Effect March 16, 2009

ARTICLE I.  OFFICES

1.	Principal Office

The principal office of the Corporation in the State of Wisconsin shall be in the City of Green Bay.  The Corporation may also have offices at such other places, within and outside of the State of Wisconsin, as the Board of Directors may designate or as the business of the Corporation may require.

2.	Registered Office

The Board of Directors shall designate the registered office of the Corporation and may change such registered office by resolution.

ARTICLE II.  SHAREHOLDERS

1.	Annual Meeting

The annual meeting of the shareholders ("Annual Meeting") shall be held each year at such time or on such day as may be designated by resolution of the Board of Directors.  In fixing a meeting date for any Annual Meeting, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of its business judgment.

2.	Purposes of Annual Meeting

At each Annual Meeting, the shareholders shall elect the directors and transact such other business as may properly come before the Annual Meeting in accordance with Section 14 of Article II of these By-laws.  If the election of directors shall not be held on the date fixed as herein provided, for any Annual Meeting, or any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of shareholders (a "Special Meeting") as soon thereafter as is practicable.

3.	Special Meetings

a.	A Special Meeting may be called only by (i) the Board of Directors, (ii) the Chairman of the Board, (iii) the Chief Executive Officer, (iv) a President or

(v) the Secretary and shall be called by the Corporation upon the demand, in accordance with this Section 3, of the holders of record of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting.

b.
In order that the Corporation may determine the shareholders entitled to demand a Special Meeting, the Board of Directors may fix a record date to determine the shareholders entitled to make such a demand (the "Demand Record Date").  The Demand Record Date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors and shall not be more than ten days after the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors.  Any shareholder of record seeking to have shareholders demand a Special Meeting shall, by sending written notice to the Secretary of the Corporation by hand or by certified or registered mail, return receipt requested, request the Board of Directors to fix a Demand Record Date. The Board of Directors shall promptly, but in all events within ten days after the date on which a valid request to fix a Demand Record Date is received, adopt a resolution fixing the Demand Record Date and shall make a public announcement of such Demand Record Date.  If no Demand Record Date has been fixed by the Board of Directors within ten days after the date on which such request is received by the Secretary, the Demand Record Date shall be the 10th day after the first date on which a valid written request to set a Demand Record Date is received by the Secretary.  To be valid, such written request shall set forth the purpose or purposes for which the Special Meeting is to be held, shall be signed by one or more shareholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such shareholder (or proxy or other representative) and shall set forth all information about each such shareholder and about the beneficial owner or owners, if any, on whose behalf the request is made that would be required to be set forth in a shareholder's notice described in paragraph (a) (ii) of Section 14 of this Article II.

c.
In order for a shareholder or shareholders to demand a Special Meeting, a written demand or demands for a Special Meeting by the holders of record as of the Demand Record Date of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting must be delivered to the Corporation.  To be valid, each written demand by a shareholder for a Special Meeting shall set forth the specific purpose or purposes for which the Special Meeting is to be held (which purpose or purposes shall be limited to the purpose or purposes set forth in the written request to set a Demand Record Date received by the Corporation pursuant to paragraph (b) of this Section 3), shall be signed by one or more persons who as of the Demand Record Date are shareholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such shareholder (or proxy or other representative), and shall set forth the name and address, as they appear in the Corporation's books, of each shareholder signing such demand and the class and number of shares of the Corporation which are owned of record and beneficially by each such shareholder, shall be sent to the Secretary by hand or by certified or registered mail, return receipt requested, and shall be received by the Secretary within seventy days after the Demand Record Date.

d.
The Corporation shall not be required to call a Special Meeting upon shareholder demand unless, in addition to the documents required by paragraph (c) of this Section 3, the Secretary receives a written agreement signed by each Soliciting Shareholder (as defined below), pursuant to which each Soliciting Shareholder, jointly and severally, agrees to pay the Corporation's costs of holding the Special Meeting, including the costs of preparing and mailing proxy materials for the Corporation's own solicitation, provided that if each of the resolutions introduced by any Soliciting Shareholder at such meeting is adopted, and each of the individuals nominated by or on behalf of any Soliciting Shareholder for election as a director at such meeting is elected, then the Soliciting Shareholders shall not be required to pay such costs.  For purposes of this paragraph (d), the following terms shall have the meanings set forth below:

(i)	"Affiliate" of any Person (as defined herein) shall mean any Person controlling, controlled by or under common control with such first Person.

(ii)	"Participant" shall have the meaning assigned to such term in Rule 14a-11 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(iii)	"Person" shall mean any individual, firm, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

(iv)	"Proxy" shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.

(v)	"Solicitation" shall have the meaning assigned to such term in Rule 14a-11 promulgated under the Exchange Act.

(vi)	"Soliciting Shareholder" shall mean, with respect to any Special Meeting demanded by a shareholder or shareholders, any of the following Persons:

(a)	if the number of shareholders signing the demand or demands of meeting delivered to the Corporation pursuant to paragraph (c) of this Section 3 is ten or fewer, each shareholder signing any such demand;

(b)
if the number of shareholders signing the demand or demands of meeting delivered to the Corporation pursuant to paragraph (c) of this Section 3 is more than ten, each Person who either (I) was a Participant in any Solicitation of such demand or demands or (II) at the time of the delivery to the Corporation of the documents described in paragraph (c) of this Section 3 had engaged or intends to engage in any Solicitation of Proxies for use at such Special Meeting (other than a Solicitation of Proxies on behalf of the Corporation); or

(c)
any Affiliate of a Soliciting Shareholder, if a majority of the directors then in office determine, reasonably and in good faith, that such Affiliate should be required to sign the written notice described in paragraph (c) of this Section 3 and/or the written agreement described in this paragraph (d) in order to prevent the purposes of this Section 3 from being evaded.

e.
Except as provided in the following sentence, any Special Meeting shall be held at such hour and day as may be designated by whichever of the Board of Directors, the Chairman of the Board, the Chief Executive Officer, a President or the Secretary shall have called such meeting.  In the case of any Special Meeting called by the Chairman of the Board, the Chief Executive Officer, a President or the Secretary upon the demand of shareholders (a "Demand Special Meeting"), such meeting shall be held at such hour and day as may be designated by the Board of Directors; provided, however, that the date of any Demand Special Meeting shall be not more than seventy days after the Meeting Record Date (as defined in Section 6 of Article II of these By-laws); and provided further that in the event that the directors then in office fail to designate an hour and date for a Demand Special Meeting within ten days after the date that valid written demands for such meeting by the holders of record as of the Demand Record Date of shares representing at least 10% of all the votes entitled to be cast on each issue proposed to be considered at the Special Meeting are delivered to the Corporation (the "Delivery Date"), then such meeting shall be held at 2:00 P.M. local time on the 100th day after the Delivery Date or, if such 100th day is not a Business Day (as defined below), on the first preceding Business Day.  In fixing a meeting date for any Special Meeting, the Board of Directors, the Chairman of the Board, the Chief Executive Officer, a President or the Secretary may consider such factors as it or he deems relevant within the good faith exercise of its or his business judgment, including, without limitation, the nature of the action proposed to be taken, the facts and circumstances surrounding any demand for such meeting, and any plan of the Board of Directors to call an Annual Meeting or a Special Meeting for the conduct of related business.

f.
The Corporation may engage regionally or nationally recognized independent inspectors of elections to act as an agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported written demand or demands for a Special Meeting received by the Secretary.  For the purpose of permitting the inspectors to perform such review, no purported demand shall be deemed to have been delivered to the Corporation until the earlier of (i) five Business Days following receipt by the Secretary of such purported demand and (ii) such date as the independent inspectors certify to the Corporation that the valid demands received by the Secretary represent at least 10% of all the votes entitled to be cast on each issue proposed to be considered at the Special Meeting.  Nothing contained in this paragraph (f) shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any demand, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).

g.
For purposes of these By-laws, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Wisconsin are authorized or obligated by law or executive order to close.

4.	Place of Meeting

The Board of Directors, the Chairman of the Board, the Chief Executive Officer, a President or the Secretary may designate any place, either within or without the State of Wisconsin, as the place of meeting for any Annual Meeting or for any Special Meeting or for any postponement or adjournment thereof.  If no designation is made, the place of meeting shall be the principal business office of the Corporation in the State of Wisconsin.  Any meeting may be adjourned to reconvene at any place designated by vote of the Board of Directors or by the Chairman of the Board, the Chief Executive Officer, a President or the Secretary.

5.	Notice of Meeting

Written or printed notice stating the date, time and place of any Annual Meeting or Special Meeting shall be delivered not less than ten days (unless a longer period is required by the Wisconsin Business Corporation Law or the Articles of Incorporation of the Corporation) nor more than 70 days before the date of such meeting either personally or by mail, by or at the direction of the Chairman of the Board, the Chief Executive Officer, a President or the Secretary, to each shareholder of record entitled to vote at such meeting and to such other shareholders as required by the Wisconsin Business Corporation Law.  In the event of any Demand Special Meeting, such notice shall be sent not more than 45 days after the Delivery Date. If mailed, notice pursuant to this Section 5 shall be deemed to be effective when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock record books of the Corporation, with postage thereon prepaid.  Unless otherwise required by the Wisconsin Business Corporation Law or the Articles of Incorporation of the Corporation, a notice of an Annual Meeting need not include a description of the purpose for which the meeting is called.  In the case of any Special Meeting, (a) the notice of meeting shall describe any business that the Board of Directors shall have theretofore determined to bring before the meeting and (b) in the case of a Demand Special Meeting, the notice of meeting (i) shall describe any business set forth in the statement of purpose of the demands received by the Corporation in accordance with Section 3 of this Article II and (ii) shall contain all of the information required in the notice received by the Corporation in accordance with Section 14(b) of this Article II.  If an Annual Meeting or Special Meeting is adjourned to a different date, time or place, the Corporation shall not be required to give notice of the new date, time or place if the new date, time or place is announced at the meeting before adjournment; provided, however, that if a new Meeting Record Date for an adjourned meeting is or must be fixed, the Corporation shall give notice of the adjourned meeting to persons who are shareholders as of the new Meeting Record Date.

6.	Fixing of Record Date

The Board of Directors may fix in advance a date not less than 10 days and not more than 70 days prior to the date of any Annual Meeting or Special Meeting (other than a Demand Special Meeting) as the record date for the purpose of determining shareholders entitled to notice of, and to vote at, such meeting ("Meeting Record Date").  If a Meeting Record Date is not fixed by the Board of Directors or by the Wisconsin Business Corporation Law for any Annual Meeting or Special Meeting (other than a Demand Special Meeting), the Meeting Record Date shall be the close of business on the day before the first notice is given to Shareholders.  In the case of any Demand Special Meeting, (i) the Meeting Record Date shall not be later than the 30th day after the Delivery Date and (ii) if the Board of Directors fails to fix the Meeting Record Date within 30 days after the Delivery Date, then the close of business on such 30th day shall be the Meeting Record Date.  The shareholders of record on the Meeting Record Date shall be the shareholders entitled to notice of, and to vote at, the meeting.  Except as provided by the Wisconsin Business Corporation Law for a court-ordered adjournment, a determination of shareholders entitled to notice of, and to vote at, any Annual Meeting or Special Meeting is effective for any adjournment of such meeting unless the Board of Directors fixes a new Meeting Record Date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.  The Board of Directors may also fix in advance a date as the record date for the purpose of determining shareholders entitled to take any other action or determining shareholders for any other purpose.  Such record date shall be not more than 70 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.  The record date for determining shareholders entitled to a distribution (other than a distribution involving a purchase, redemption or other acquisition of the Corporation's shares) or a share dividend is the date on which the Board of Directors authorizes the distribution or share dividend, as the case may be, unless the Board of Directors fixes a different record date.

7.	Voting Records

After a Meeting Record Date has been fixed, the Corporation shall prepare a list of the names of all of the shareholders entitled to notice of the meeting.  The list shall be arranged by class or series of shares, if any, and show the address of, and number of shares held by, each shareholder.  Such list shall be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing to the date of the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held.  A shareholder or his agent may, on written demand, inspect and, subject to the limitations imposed by the Wisconsin Business Corporation Law, copy the list, during regular business hours and at his or her expense, during the period that it is available for inspection pursuant to this Section 7.  The Corporation shall make the shareholders' list available at the meeting and any shareholder or his or her agent or attorney may inspect the list at any time during the meeting or any adjournment thereof.  Refusal or failure to prepare or make available the shareholders' list shall not affect the validity of any action taken at a meeting of shareholders.

8.	Quorum and Voting Requirements; Postponements; Adjournments

a.
Shares entitled to vote as a separate voting group may take action on a matter at any Annual Meeting or Special Meeting only if a quorum of those shares exists with respect to that matter.  If the Corporation has only one class of stock outstanding, such class shall constitute a separate voting group for purposes of this Section 8.  Except as otherwise provided in the Articles of Incorporation of this Corporation or the Wisconsin Business Corporation Law, a majority of the votes entitled to be cast on the matter shall constitute a quorum of the voting group for action on that matter.  Once a share is represented for any purpose at any Annual Meeting or Special Meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting, unless a new Meeting Record Date is or must be set for the adjourned meeting.  If a quorum exists, except in the case of the election of directors, action on a matter shall be approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation of the Corporation or the Wisconsin Business Corporation

Law requires a greater number of affirmative votes.  Unless otherwise provided in the Articles of Incorporation of the Corporation, each director shall be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors at any Annual Meeting or Special Meeting at which a quorum is present.

b.
The Board of Directors acting by resolution may postpone and reschedule any previously scheduled Annual Meeting or Special Meeting; provided, however, that a Demand Special Meeting shall not be postponed beyond the 100th day following the Delivery Date.  Any Annual Meeting or Special Meeting may be adjourned from time to time, whether or not there is a quorum, (i) at any time, upon a resolution of shareholders if the votes cast in favor of such resolution by the holders of shares of each voting group entitled to vote on any matter theretofore properly brought before the meeting exceed the number of votes cast against such resolution by the holders of shares of each such voting group or (ii) at any time prior to the transaction of any business at such meeting, by the Chairman of the Board, the Chief Executive Officer, a President or the Secretary or pursuant to a resolution of the Board of Directors.  No notice of the time and place of adjourned meetings need be given except as required by the Wisconsin Business Corporation Law.  At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

9.	Conduct of Meetings

The Chairman of the Board, and in his or her absence, the Vice Chairman of the Board, and in his or her absence, the Chief Executive Officer, and in his or her absence, a President, and in their absence, a Vice President in the order provided under Section 5 of Article IV of these By-laws, and in their absence, any person chosen by the shareholders present shall call any Annual Meeting or Special Meeting to order and shall act as chairman of such meeting, and the Secretary of the Corporation shall act as secretary of all Annual Meetings and Special Meetings, but in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

10.	Proxies

At all meetings of shareholders, a shareholder entitled to vote may vote his or her or its shares in person or by proxy. A shareholder entitled to vote at a meeting of shareholders may authorize another person to act for the shareholder by appointing the person as proxy.  Without limiting the manner in which a shareholder may appoint a proxy, a shareholder or the shareholder's authorized officer, director, employee, agent or attorney-in-fact may use any of the following as a valid means to make such an appointment:

a.	Appointment of a proxy in writing by signing or causing the shareholder's signature to be affixed to an appointment form by any reasonable means, including, but not limited to, by facsimile signature.

b.
Appointment of a proxy by transmitting or authorizing the transmission of an electronic transmission of the appointment to the person who will be appointed as proxy or to a proxy solicitation firm, proxy support service organization or like agent authorized to receive the transmission by the person who will be appointed as proxy.  Every electronic transmission shall contain, or be accompanied by, information that can be used to reasonably determine that the shareholder transmitted or authorized the transmission of the electronic transmission.  Any person charged with determining whether a shareholder transmitted or authorized the transmission of the electronic transmission shall specify the information upon which the determination is made.

An appointment of a proxy is effective when a signed appointment form or an electronic transmission of the appointment is received by the inspector of elections or the officer or agent of the Corporation authorized to tabulate votes.  An appointment is valid for 11 months unless a different period is expressly provided in the appointment.  Unless otherwise provided, a proxy may be revoked any time before it is voted, either by appointing a new proxy in accordance with the Wisconsin Business Corporation Law or by oral notice given by the shareholder to the presiding officer during the meeting.  The presence of a shareholder who has made an effective proxy appointment shall not itself constitute a revocation.  The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies.

11.	Voting of Shares

a.
Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at any Annual Meeting or Special Meeting, except to the extent that the voting rights of the shares of any class or classes are enlarged, limited or denied by the Wisconsin Business Corporation Law or the Articles of Incorporation of the Corporation.

b.
Shares held by another corporation, if a sufficient number of shares entitled to elect a majority of the directors of such other corporation is held directly or indirectly by the Corporation, shall not be entitled to vote at any Annual Meeting or Special Meeting, but shares held in a fiduciary capacity may be voted.

12.	Acceptance of Instruments Showing Shareholder Action

If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder, the Corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of a shareholder.  If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of a shareholder, the Corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder if any of the following apply:

a.	The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity.

b.
The name purports to be that of a personal representative, administrator, executor, guardian or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation is presented with respect to the vote, consent, waiver or proxy appointment.

c.
The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation is presented with respect to the vote, consent, waiver or proxy appointment.

d.
The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the shareholder is presented with respect to the vote, consent, waiver or proxy appointment.

e.
Two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

The Corporation may reject a vote, consent, waiver or proxy appointment if the Secretary or other officer or agent of the Corporation who is authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

13.	Waiver of Notice by Shareholders

A shareholder may waive any notice required by the Wisconsin Business Corporation Law, the Articles of Incorporation of the Corporation or these By-laws before or after the date and time stated in the notice.  The waiver shall be in writing and signed by the shareholder entitled to the notice, contain the same information that would have been required in the notice under applicable provisions of the Wisconsin Business Corporation Law (except that the time and place of meeting need not be stated) and be delivered to the Corporation for inclusion in the corporate records.  A shareholder's attendance at any Annual Meeting or Special Meeting, in person or by proxy, waives objection to all of the following:  (a) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting; and (b) consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

14.	Notice of Shareholder Business and Nomination of Directors

a.	Annual Meetings.

(i)
Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an Annual Meeting (A) pursuant to the Corporation's notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 14 and who is entitled to vote at the meeting and complies with the notice procedures set forth in this Section 14.

(ii)
For nominations or other business to be properly brought before an Annual Meeting by a shareholder pursuant to clause (C) of paragraph (a)(i) of this Section 14, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a shareholder's notice shall be received by the Secretary of the Corporation at the principal offices of the Corporation not less than 45 days nor (except for shareholder proposals included in a proxy statement for such Annual Meeting in accordance with the requirements of Rule 14a-8 under the Exchange Act) more than 70 days prior to the first annual anniversary of the date set forth in the Corporation's proxy statement for the immediately preceding Annual Meeting as the date on which the Corporation first mailed definitive proxy materials for the immediately preceding Annual Meeting (the "Anniversary Date"); provided, however, that in the event that the date for which the Annual Meeting is called is advanced by more than 30 days or delayed by more than 30 days from the first annual anniversary of the immediately preceding Annual Meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 100th day prior to the date of such Annual Meeting and not later than (A) the 75th day prior to the date of such Annual Meeting or (B) the 10th day following the day on which public announcement of the date of such Annual Meeting is first made.  In no event shall the announcement of an adjournment of an Annual Meeting commence a new time period for the giving of a shareholder notice as described above.  Such shareholder's notice shall be signed by the shareholder of record who intends to make the nomination or introduce the other business (or his duly authorized proxy or other representative), shall bear the date of signature of such shareholder (or proxy or other representative) and shall set forth: (A) the name and address, as they appear on this Corporation's books, of such shareholder and the beneficial owner or owners, if any, on whose behalf the nomination or proposal is made; (B) the class and number of shares of the Corporation which are beneficially owned by such shareholder or beneficial owner or owners; (C) a representation that such shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination or introduce the other business specified in the notice; (D) in the case of any proposed nomination for election or re-election as a director, (I) the name and residence address of the person or persons to be nominated, (II) a description of all arrangements or understandings between such shareholder or beneficial owner or owners and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such shareholder, (III) such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Exchange Act, including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board of Directors and (IV) the written consent of each nominee to be named in a proxy statement and to serve as a director of the Corporation if so elected; and (E) in the case of any other business that such shareholder proposes to bring before the meeting, (I) a brief description of the business desired to be brought before the meeting and, if such business includes a proposal to amend these By-laws, the language of the proposed amendment, (II) such shareholder's and beneficial owner's or owners' reasons for conducting such business at the meeting and (III) any material interest in such business of such shareholder and beneficial owner or owners.

(iii)
Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 14 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 45 days prior to the Anniversary Date, a shareholder's notice required by this Section 14 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

b.
Special Meetings.  Only such business shall be conducted at a Special Meeting as shall have been described in the notice of meeting sent to shareholders pursuant to Section 5 of Article II of these By-laws.  Nominations of persons for election to the Board of Directors may be made at a Special Meeting at which directors are to be elected pursuant to such notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation who (A) is a shareholder of record at the time of giving of such notice of meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures set forth in this Section 14.  Any shareholder desiring to nominate persons for election to the Board of Directors at such a Special Meeting shall cause a written notice to be received by the Secretary of the Corporation at the principal offices of the Corporation not earlier than ninety days prior to such Special Meeting and not later than the close of business on the later of (x) the 60th day prior to such Special Meeting and (y) the 10th day following the day on which public announcement is first made of the date of such Special Meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  Such written notice shall be signed by the shareholder of record who intends to make the nomination (or his duly authorized proxy or other representative), shall bear the date of signature of such shareholder (or proxy or other representative) and shall set forth: (A) the name and address, as they appear on the Corporation's books, of such shareholder and the beneficial owner or owners, if any, on whose behalf the nomination is made; (B) the class and number of shares of the Corporation which are beneficially owned by such shareholder or beneficial owner or owners; (C) a representation that such shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination specified in the notice; (D) the name and residence address of the person or persons to be nominated; (E) a description of all arrangements or understandings between such shareholder or beneficial owner or owners and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such shareholder; (F) such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Exchange Act, including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board of Directors; and (G) the written consent of each nominee to be named in a proxy statement and to serve as a director of the Corporation if so elected.

c.	General.

(i)
Only persons who are nominated in accordance with the procedures set forth in this Section 14 shall be eligible to serve as directors.  Only such business shall be conducted at an Annual Meeting or Special Meeting as shall have been brought before such meeting in accordance with the procedures set forth in this Section 14.  The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 14 and, if any proposed nomination or business is not in compliance with this Section 14, to declare that such defective proposal shall be disregarded.

(ii)
For purposes of this Section 14, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii)
Notwithstanding the foregoing provisions of this Section 14, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 14.  Nothing in this Section 14 shall be deemed to limit the Corporation's obligation to include shareholder proposals in its proxy statement if such inclusion is required by Rule 14a-8 under the Exchange Act.

ARTICLE III.  BOARD OF DIRECTORS

1.         General Powers

The business and affairs of the Corporation shall be managed by its Board of Directors.  The Board shall determine the nature and character of the business to be conducted by the Corporation and the method of doing so; what employees, agents, and officers shall be employed and their compensation; and what purchases or contracts for purchase shall be made.  The Board may delegate any of its aforesaid powers to committees or to officers, agents, or employees as it may from time to time determine.

2.         Number of Directors

The number of directors of the Corporation shall be six (6).

3.         Term

At each annual meeting of shareholders, the directors shall be elected to hold office until the next annual meeting of shareholders, and until their successors are elected and qualify.

4.         Qualifications

No director elected to such office for the first time after January 1, 1972 shall be eligible for re-election after attaining the age of 70 years.  Directors need not be shareholders of the Corporation or residents of the State of Wisconsin.

5.         Meetings

The Board of Directors shall hold its meetings at such place or places, within or without the State of Wisconsin, as the Board may from time to time determine.

a.
A meeting of the Board of Directors, to be known as the annual meeting, may be held, without notice, immediately after and at the same place as the annual meeting of the shareholders at which such Board is elected, for the purpose of electing the officers of the Corporation and to transact such other business as may come before the Board.  Such annual meeting may be held at a different place than the annual meeting of shareholders and/or on a date subsequent to the annual meeting of shareholders, if notice of such different place and/or date has been given to or waived by all the directors.

b.	Regular meetings of the Board of Directors may be held without call and without notice, at such times and in such places as the Board may by resolution from time to time determine.

c.
Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or the Chief Executive Officer and shall be called by the Secretary of the Corporation upon the written request of three or more directors.

6.         Notice; Waiver

Notice of each special meeting of the Board of Directors shall be given by written notice delivered or communicated in person, by telegraph, teletype, facsimile, or other form of wire or wireless communication, or by mail or private carrier, to each director at his business address or at such other address as such director shall have designated in writing filed with the Secretary, in each case not less than 48 hours prior to the meeting.  The notice need not prescribe the purpose of the special meeting of the Board of Directors or the business to be transacted at such meeting.  If mailed, such notice shall be deemed to be effective when deposited in the United States mail so addressed, with postage thereon prepaid.  If notice is given by telegram, such notice shall be deemed to be effective when the telegram is delivered to the telegraph company.  If notice is given by private carrier, such notice shall be deemed to be effective when delivered to the private carrier.  Whenever any notice whatever is required to be given to any director of the Corporation under the Articles of Incorporation, these By-laws, or any provision of the Wisconsin Business Corporation Law, a waiver thereof in writing, signed at any time, whether before or after the date and time of meeting, by the director entitled to such notice shall be deemed equivalent to the giving of such notice.  The Corporation shall retain any such waiver as part of the permanent corporate records.  A director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

7.         Quorum

Except as otherwise provided by the Wisconsin Business Corporation Law, by the Articles of Incorporation, or these By-laws, a majority of the number of directors specified in Section 2 of Article III of these By-laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.  Except as otherwise provided by the Wisconsin Business Corporation Law, by the Articles of Incorporation, or by these By-laws, a quorum of any committee of the Board of Directors created pursuant to Section 13 hereof shall consist of a majority of the number of directors appointed to serve on the committee.  A majority of the directors present (though less than such quorum) may adjourn any meeting of the Board of Directors or any committee thereof, as the case may be, from time to time without further notice.

8.         Manner of Acting

The affirmative vote of a majority of the directors present at a meeting of the Board of Directors or a committee thereof at which a quorum is present shall be the act of the Board of Directors or such committee, as the case may be, unless the Wisconsin Business Corporation Law, the Articles of Incorporation, or these By-laws require the vote of a greater number of directors.

9.         Minutes of Meetings

Minutes of any regular or special meeting of the Board of Directors shall be prepared and distributed to each director.

10.       Vacancies

Vacancies occurring in the Board of Directors shall be filled in the manner provided in Article V of the Articles of Incorporation.

11.       Compensation

The Board of Directors, irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the Corporation as directors, officers, or otherwise, or may delegate such authority to an appropriate committee.  The Board of Directors also shall have authority to provide for or delegate authority to an appropriate committee to provide for reasonable pensions, disability, or death benefits, and other benefits or payments, to directors, officers, and employees, and to their estates, families, dependents, or beneficiaries on account of prior services rendered by such directors, officers, and employees to the Corporation.

12.       Presumption of Assent

A director who is present and is announced as present at a meeting of the Board of Directors or any committee thereof created in accordance with Section 13 of this Article III, when corporate action is taken, assents to the action taken unless any of the following occurs:

a.	The director objects at the beginning of the meeting or promptly upon his or her arrival to holding the meeting or transacting business at the meeting.

b.	The director's dissent or abstention from the action taken is entered in the minutes of the meeting.

c.
The director delivers written notice that complies with the Wisconsin Business Corporation Law of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting.

Such right of dissent or abstention shall not apply to a director who votes in favor of the action taken.

13.       Committees

The Board of Directors by resolution adopted by the affirmative vote of a majority of all of the directors then in office may create one or more committees, appoint members of the Board of Directors to serve on the committees, and designate other members of the Board of Directors to serve as alternates.  Each committee shall have two or more members who shall, unless otherwise provided by the Board of Directors, serve at the pleasure of the Board of Directors.  A committee may be authorized to exercise the authority of the Board of Directors, except that a committee may not do any of the following:

a.	Authorize distributions.

b.	Approve or propose to shareholders action that the Wisconsin Business Corporation Law requires to be approved by shareholders.

c.
Fill vacancies on the Board of Directors or, unless the Board of Directors provides by resolution that vacancies on a committee shall be filled by the affirmative vote of the remaining committee members, on any Board committee.

d.	Amend the Corporation's Articles of Incorporation.

e.	Adopt, amend, or repeal By-laws.

f.	Approve a plan of merger not requiring shareholder approval.

g.	Authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors.

h.
Authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee to do so within limits prescribed by the Board of Directors.  Unless otherwise provided by the Board of Directors in creating the committee, a committee may employ counsel, accountants, and other consultants to assist it in the exercise of its authority.

14.	Telephonic Meetings

Except as herein provided and notwithstanding any place set forth in the notice of the meeting or these By-laws, members of the Board of Directors (and any committees thereof created pursuant to Section 13 of this Article III) may participate in regular or special meetings by, or through the use of, any means of communication by which all participants may simultaneously hear each other, such as by conference telephone.  If a meeting is conducted by such means, then at the commencement of such meeting the presiding officer shall inform the participating directors that a meeting is taking place at which official business may be transacted.  Any participant in a meeting by such means shall be deemed present in person at such meeting.  Notwithstanding the foregoing, no action may be taken at any meeting held by such means on any particular matter which the presiding officer determines, in his or her sole discretion, to be inappropriate under the circumstances for action at a meeting held by such means.  Such determination shall be made and announced in advance of such meeting.

15.       Action without Meeting

Any action required or permitted by the Wisconsin Business Corporation Law to be taken at a meeting of the Board of Directors or a committee thereof created pursuant to Section 13 of this Article III may be taken without a meeting if the action is taken by all members of the Board or of the committee.  The action shall be evidenced by one or more written consents describing the action taken, signed by each director or committee member and retained by the Corporation.  Such action shall be effective when the last director or committee member signs the consent, unless the consent specifies a different effective date.

ARTICLE IV.  OFFICERS

1.	Principal Officers

The principal officers of the Corporation required by statute shall be one or more Presidents (as may be elected by the Board of Directors), such number of Vice Presidents as may be elected by the Board of Directors, a Secretary, and a Treasurer.  The Board of Directors may elect from among the directors a Chairman of the Board of Directors and a Vice Chairman of the Board of Directors; may designate such Chairman, Vice Chairman, or any principal officer as the Chief Executive Officer; may designate the President or Presidents as a Chief Operating Officer; may elect such Assistant Secretaries and Assistant Treasurers and other officers as it shall deem necessary; and may prescribe by resolution their respective powers and duties.

2.         Chairman of the Board of Directors

If a Chairman of the Board of Directors shall be elected, he or she shall preside as Chairman of all meetings of the shareholders and of the Board of Directors.  He or she shall have such other authority as the Board may from time to time prescribe.  If there is no Chairman of the Board, or in the absence of the Chairman, the presiding officer at meetings of the shareholders, and of the Board of Directors shall be another officer in the following order of priority:  Vice Chairman of the Board of Directors, Chief Executive Officer, Presidents, and Vice Presidents (subject, however, to Section 5 of this Article).

3.         Chief Executive Officer

The Chief Executive Officer shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general exercise active supervision over the business, property, and affairs of the Corporation.

a.
The Chief Executive Officer shall have authority, subject to such rules as may be prescribed from time to time by the Board or its committees, to appoint agents or employees other than those elected by the Board, to prescribe their powers and duties, and to delegate such authority as he or she may see fit.  Any agent or employee not elected by the Board shall hold office at the discretion of the Chief Executive Officer or other officer employing him.

b.
The Chief Executive Officer is authorized to sign, execute, and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, notes, debentures, contracts, leases, reports, and other documents and instruments, except where the signing and execution thereof by some other officer or agent shall be expressly authorized and directed by law or by the Board or by these By-laws.  Unless otherwise provided by law or by the Board, the Chief Executive Officer may authorize any officer, employee, or agent to sign, execute, and acknowledge, on behalf of the Corporation, and in his place and stead, all such documents and instruments.

c.
Unless otherwise ordered by the Board of Directors, the Chief Executive Officer, or a proxy appointed by him, shall have full power and authority, in the name of and on behalf of the Corporation, to attend, act, and vote at any meeting of the shareholders of any other corporation in which the Corporation may hold shares of stock.  At any such meeting, he or she shall possess and may exercise any and all rights and powers incident to the ownership of shares of stock.

d.	The Chief Executive Officer shall have such other powers and perform such other duties as are incident to the office of Chief Executive Officer and as may be prescribed by the Board.

4.         Presidents

The President or Presidents shall be the principal operating officer(s) of the Corporation, shall assist the Chief Executive Officer in exercising general supervision over the business and affairs of the Corporation, and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the Chief Executive Officer or by the Board of Directors (including the power to sign, execute and acknowledge all documents and instruments referred to in Section 3 of this Article).  In the event there be more than one President, each such President shall be assigned responsibility for a designated group, division or function of the Corporation’s business, an appropriate descriptive designation shall be added to his or her title and he or she shall have authority over that group, division or function.  During the absence or disability of the Chief Executive Officer, or while that office is vacant, the President or Presidents shall exercise all the powers and discharge all of the duties of the Chief Executive Officer.

5.         Vice Presidents

In the absence of any President or during his or her inability or refusal to act, his or her powers and duties shall temporarily devolve upon such Vice Presidents or other officers as shall be designated by the Board of Directors or, if not designated by the Board, by the Chief Executive Officer or other officer to whom such power may be delegated by the Board; provided, that no Vice President or other officer shall act as a member or chairman of any committee of the Board of Directors of which a President is a member or chairman, except at the direction of the Board.

a.
Each Vice President shall have such powers and perform such other duties as may be assigned to him or her by the Board or the Chief Executive Officer, including the power to sign, execute, and acknowledge all documents and instruments referred to in Section 3 of this Article.

b.	The Board may assign to any Vice President, general supervision and charge over any branch of the business and affairs of the Corporation, subject to such limitations as it may elect to impose.

c.	The Board of Directors may, if it chooses, designate one or more of the Vice Presidents "Executive Vice President" with such powers and duties as the Board shall prescribe.

6.         Secretary

The Secretary shall attend, and keep the minutes of, meetings of the shareholders, the Board of Directors and, unless otherwise directed by any such committee, all committees, in books provided for that purpose; shall have custody of the corporate records and seal; shall see that notices are given and records and reports properly kept and filed as required by law or by these By-laws; and, in general, shall have such other powers and perform such other duties as are incident to the office of Secretary and as may be assigned to him or her by the Board of Directors or the Chief Executive Officer.

7.         Assistant Secretaries

In the absence of the Secretary, or during his or her inability or refusal to act, his or her powers and duties shall temporarily devolve upon such one of the Assistant Secretaries as the Chief Executive Officer or the Board of Directors may direct.  The Assistant Secretaries shall have such other powers and perform such other duties as may be assigned to them by the Board, the Chief Executive Officer, or the Secretary.

8.         Treasurer

The Treasurer shall have charge and custody of the funds, securities, and other evidences of value of the Corporation, and shall keep and deposit them as required by the Board of Directors.  He or she shall keep proper accounts of all receipts and disbursements and of the financial transactions of the Corporation.  He or she shall render statements of such accounts and of money received and disbursed by him or her and of property and money belonging to the Corporation as required by the Board.  The Treasurer shall have such other powers and perform such other duties as are incident to the office of Treasurer and as from time to time may be prescribed by the Board or the Chief Executive Officer.

9.         Assistant Treasurers

In the absence of the Treasurer, or during his or her inability or refusal to act, his or her powers and duties shall temporarily devolve upon such one of the Assistant Treasurers as the Chief Executive Officer or the Board of Directors may direct.  The Assistant Treasurers shall have such other powers and perform such other duties as from time to time may be assigned to them, respectively, by the Board, the Chief Executive Officer, or the Treasurer.

10.       Other Assistants and Acting Officers

The Board of Directors shall have the power to appoint any person to act as assistant to any officer, or as agent for the Corporation in his or her stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors or an authorized officer shall have the power to perform all the duties of the office to which he or she is so appointed to be an assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

11.      Compensation

The salaries or other compensation of all officers elected as provided under Section 1 of this Article (other than assistant officers) shall be fixed from time to time by the Board of Directors.  The salaries or other compensation of all other agents and employees of the Corporation shall be fixed from time to time by the Chief Executive Officer, but only within such limits as to amount, and in accordance with such other conditions as may be prescribed by or under the authority of the Board of Directors.

12.       Tenure

Each officer shall hold office until his or her successor shall have been duly elected and qualified, or until his or her death, resignation, disqualification, or removal.  Any officer, agent, or employee may be removed, with or without cause, at any time by the Board of Directors notwithstanding the contract rights, if any, of the officer removed.  The appointment of an officer does not of itself create contract rights.

13.       Resignation

An officer may resign at any time by delivering notice to the Corporation that complies with the Wisconsin Business Corporation Law.  The resignation shall be effective when the notice is delivered, unless the notice specifies a later effective date, and the Corporation accepts the later effective date.

14.       Vacancies

Any vacancy in any office may be filled by the Board of Directors for the unexpired portion of the term.  If a resignation of an officer is effective at a later date as contemplated by Section 13 of this Article IV, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor may not take office until the effective date.

15.       Reassignment of Duties

In case of the absence or disability of any officer of the Corporation, or for any other reason deemed sufficient by the Board of Directors, the Board may reassign or delegate the powers and duties, or any of them, to any other officer, director, or person it may select.

ARTICLE V.  CERTIFICATES FOR AND TRANSFER OF SHARES

1.          Form

Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.  All certificates surrendered for the transfer shall be cancelled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except in case of a lost or destroyed certificate provided for in Section 4 of this Article V or a certificate for shares transferred in compliance with the escheat laws of any state.

2.         Signatures

Certificates representing shares of the Corporation shall be signed by the Chief Executive Officer, a President or a Vice President and by the Secretary or an Assistant Secretary; and may be sealed with the seal of the Corporation (which may be a facsimile) and countersigned and registered in such manner, if any, as the Board of Directors may prescribe.  Whenever any certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or an employee of the Corporation, the signatures of the Chief Executive Officer, President, Vice President, Secretary, or Assistant Secretary, upon such certificate may be facsimiles.  In case any officer who has signed, or whose facsimile signature has been placed upon such certificate, ceases to be such officer before such certificate is issued, it may be issued with the same effect as if he or she were such officer at the date of its issue.

3.         Restrictions on Transfer

The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the Corporation upon the transfer of such shares.

4.         Lost, Destroyed, or Stolen Certificates

Where the owner claims that his certificate for shares has been lost, destroyed, or wrongfully taken, a new certificate shall be issued in place thereof if the owner:

a.	So requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser.

b.	Files with the Corporation a sufficient indemnity bond.

c.	Satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

5.         Transfer of Shares

Prior to due presentment of a certificate for shares for registration of transfer, the Corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications, and otherwise to have and exercise all the rights and powers of an owner.  Where a certificate for shares is presented to the Corporation with a request to register for transfer, the Corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if:

a.	There were on or with the certificate the necessary endorsements.

b.	The Corporation had no duty to inquire into adverse claims or has discharged any such duty.

The Corporation may require reasonable assurance that said endorsements are genuine and effective and compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors.

6.         Consideration for Shares

The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation.  Before the Corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for the shares to be issued is adequate.  The determination of the Board of Directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid, and nonassessable.  The Corporation may place in escrow shares issued in whole or in part for a contract for future services or benefits, a promissory note, or otherwise for property to be issued in the future, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the benefits or property are received, or the promissory note is paid.  If the services are not performed, the benefits or property are not received or the promissory note is not paid, the Corporation may cancel, in whole or in part, the shares escrowed or restricted and the distributions credited.

7.         Other Rules

The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Wisconsin as it may deem expedient concerning the issue, transfer, and registration of certificates representing shares of the Corporation, including the appointment and designation of Transfer Agents and Registrars.

ARTICLE VI.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

1.         Mandatory Indemnification

a.
In all cases other than those set forth in Section 1b hereof, subject to the conditions and limitations set forth hereinafter in this Article VI, the Corporation shall indemnify and hold harmless any person who is or was a party, or is threatened to be made a party, to any Action (see Section 16 of this Article VI for definitions of capitalized terms used herein) by reason of his or her status as an Executive, and/or as to acts performed in the course of such Executive's duties to the Corporation and/or an Affiliate, against Liabilities and reasonable Expenses incurred by or on behalf of an Executive in connection with any Action, including, without limitation, in connection with the investigation, defense, settlement, or appeal of any Action; provided, pursuant to Section 3 of this Article VI, that it is not determined by the Authority or by a court, that the Executive engaged in misconduct which constitutes a Breach of Duty.

b.
To the extent an Executive has been successful on the merits or otherwise in connection with any Action, including, without limitation, the settlement, dismissal, abandonment, or withdrawal of any such Action where the Executive does not pay, incur, or assume any material Liabilities, or in connection with any claim, issue or matter therein, he or she shall be indemnified by the Corporation against reasonable Expenses incurred by or on behalf of him or her in connection therewith.  The Corporation shall pay such Expenses to the Executive (net of all Expenses, if any, previously advanced to the Executive pursuant to Section 2 of this Article VI), or to such other person or entity as the Executive may designate in writing to the Corporation, within ten days after the receipt of the Executive's written request therefor, without regard to the provisions of Section 3 of this Article VI.  In the event the Corporation refuses to pay such requested Expenses, the Executive may petition a court to order the Corporation to make such payment pursuant to Section 4 of this Article VI.

c.	Notwithstanding any other provision contained in this Article VI to the contrary, the Corporation shall not:

(1)	Indemnify, contribute or advance Expenses to an Executive with respect to any Action initiated or brought voluntarily by the Executive and not by way of defense, except with respect to Actions:

(a)
Brought to establish or enforce a right to indemnification, contribution and/or an advance of Expenses under Section 4 of this Article VI, under the Statute as it may then be in effect or under any other statute or law or otherwise as required;

(b)
Initiated or brought voluntarily by an Executive to the extent such Executive is successful on the merits or otherwise in connection with such an Action in accordance with and pursuant to Section 1b of this Article VI; or

(c)	As to which the Board determines it to be appropriate.

(2)	Indemnify the Executive under this Article VI for any amounts paid in settlement of any Action effected without the Corporation's written consent.

The Corporation shall not settle in any manner which would impose any Liabilities or other type of limitation on the Executive without the Executive's written consent.  Neither the Corporation nor the Executive shall  unreasonably withhold their consent to any proposed settlement.

d.
An Executive's conduct with respect to an employee benefit plan sponsored by or otherwise associated with the Corporation and/or an Affiliate for a purpose he or she reasonably believes to be in the interests of the participants in and beneficiaries of such plan is conduct that does not constitute a breach or failure to perform his or her duties to the Corporation or an Affiliate, as the case may be.

2.          Advance for Expenses

a.
The Corporation shall pay to an Executive, or to such other person or entity as the Executive may designate in writing to the Corporation, his or her reasonable Expenses incurred by or on behalf of such Executive in connection with any Action, claim, issue, or matter associated with any such Action, in advance of the final disposition or conclusion of any such Action (or claim, issue, or matter associated with any such Action), within ten days after the receipt of the Executive's written request therefor; provided, the following conditions are satisfied:

(1)
The Executive has first requested an advance of such Expenses in writing (and delivered a copy of such request to the Corporation) from the insurance carrier(s), if any, to whom a claim has been reported under an applicable insurance policy purchased by the Corporation and each such insurance carrier, if any, has declined to make such an advance;

(2)	The Executive furnishes to the Corporation an executed written certificate affirming his or her good faith belief that he or she has not engaged in misconduct which constitutes a Breach of Duty; and

(3)
The Executive furnishes to the Corporation an executed written agreement to repay any advances made under this Section 2 if it is ultimately determined that he or she is not entitled to be indemnified by the Corporation for such Expenses pursuant to this Article VI.

b.
If the Corporation makes an advance of Expenses to an Executive pursuant to this Section 2, the Corporation shall be subrogated to every right of recovery the Executive may have against any insurance carrier from whom the Corporation has purchased insurance for such purpose.

3.          Determination of Right to Indemnification

a.
Except as otherwise set forth in this Section 3 or in Section 1c of this Article VI, any indemnification to be provided to an Executive by the Corporation under Section 1a of this Article VI upon the final disposition or conclusion of any Action, claim, issue, or matter associated with any such Action, unless otherwise ordered by a court, shall be paid by the Corporation to the Executive (net of all Expenses, if any, previously advanced to the Executive pursuant to Section 2 of this Article VI), or to such other person or entity as the Executive may designate in writing to the Corporation, within 60 days after the receipt of the Executive's written request therefor.  Such request shall include an accounting of all amounts for which indemnification is being sought.  No further corporate authorization for such payment shall be required other than this Section 3.

b.	Notwithstanding the foregoing, the payment of such requested indemnifiable amounts pursuant to Section 1a of this Article VI may be denied by the Corporation if:

(1)	The Board by a majority vote thereof determines that the Executive has engaged in misconduct which constitutes a Breach of Duty; or

(2)	A majority of the directors of the Corporation are a party in interest to such Action.

c.
In either event of nonpayment pursuant to Section 3b of this Article VI, the Board shall immediately authorize and direct, by resolution, that an independent determination be made as to whether the Executive has engaged in misconduct which constitutes a Breach of Duty and, therefore, whether indemnification of the Executive is proper pursuant to this Article VI.

d.	Such independent determination shall be made, at the option of the Executive(s) seeking indemnification, by:

(1)
A panel of three arbitrators (selected as set forth below in Section 3f of this Article VI from the panels of arbitrators of the American Arbitration Association) in Milwaukee, Wisconsin, in accordance with the Commercial Arbitration Rules then prevailing of the American Arbitration Association;

(2)
An independent legal counsel mutually selected by the Executive(s) seeking indemnification and the Board by a majority vote of a quorum thereof consisting of directors who were not parties in interest to such Action (or, if such quorum is not obtainable, by the majority vote of the entire Board); or

(3)	A court in accordance with Section 4 of this Article VI.

e.
In any such determination there shall exist a rebuttable presumption that the Executive has not engaged in misconduct which constitutes a Breach of Duty and is, therefore, entitled to indemnification hereunder.  The burden of rebutting such presumption by clear and convincing evidence shall be on the Corporation.

f.	If a panel of arbitrators is to be employed hereunder, one of such arbitrators shall be selected by the Board by a majority vote of a quorum thereof consisting of directors who were not parties in interest to such Action or, if such quorum is not obtainable, by an independent legal counsel chosen by the majority vote of the entire Board, the second by the Executive(s) seeking indemnification, and the third by the previous two arbitrators.

g.
The Authority shall make its independent determination hereunder within 60 days of being selected and shall simultaneously submit a written opinion of its conclusions to both the Corporation and the Executive.

h.
If the Authority determines that an Executive is entitled to be indemnified for any amounts pursuant to this Article VI, the Corporation shall pay such amounts to the Executive (net of all Expenses, if any, previously advanced to the Executive pursuant to Section 2 of this Article VI), including interest thereon as provided in Section 6c of this Article VI, or such other person or entity as the Executive may designate in writing to the Corporation, within ten days of receipt of such opinion.

i.
Except with respect to any judicial determination pursuant to Section 4 of this Article VI, the Expenses associated with the indemnification process set forth in this Section 3 of this Article VI, including, without limitation, the Expenses of the Authority selected hereunder, shall be paid by the Corporation.

4.       Court-Ordered Indemnification and Advance for Expenses

a.
An Executive may, either before or within two years after a determination, if any, has been made by the Authority, petition the court before which such Action was brought or any other court of competent jurisdiction to independently determine whether or not he or she has engaged in misconduct which constitutes a Breach of Duty and is, therefore, entitled to indemnification under the provisions of this Article VI.  Such court shall thereupon have the exclusive authority to make such determination unless and until such court dismisses or otherwise terminates such proceeding without having made such determination.  An Executive may petition a court under this Section 4 either to seek an initial determination by the court as authorized by Section 3d of this Article VI or to seek review by the court of a previous adverse determination by the Authority.

b.
The court shall make its independent determination irrespective of any prior determination made by the Authority; provided, however, that there shall exist a rebuttable presumption that the Executive has not engaged in misconduct which constitutes a Breach of Duty and is, therefore, entitled to indemnification hereunder.  The burden of rebutting such presumption by clear and convincing evidence shall be on the Corporation.

c.	In the event the court determines that an Executive has engaged in misconduct which constitutes a Breach of Duty, it may nonetheless order indemnification to be paid by the Corporation if it determines that the Executive is fairly and reasonably entitled to indemnification in view of all of the circumstances of such Action.

d.	In the event the Corporation does not:

(1)	Advance Expenses to the Executive within ten days of such Executive's compliance with Section 2 of this Article VI; or

(2)
Indemnify an Executive with respect to requested Expenses under Section 1b of this Article VI within ten days of such Executive's written request therefore, the Executive may petition the court before which such Action was brought, if any, or any other court of competent jurisdiction to order the Corporation to pay such reasonable Expenses immediately.

Such court, after giving any notice it considers necessary, shall order the Corporation to pay such Expenses if it determines that the Executive has complied with the applicable provisions of Section 2 of this Article VI or Section 1b of this Article VI, as the case may be.

e.
If the court determines pursuant to this Section 4 of this Article VI that the Executive is entitled to be indemnified for any Liabilities and/or Expenses, or to the advance of Expenses, unless otherwise ordered by such court, the Corporation shall pay such Liabilities and/or Expenses to the Executive (net of all Expenses, if any, previously advanced to the Executive pursuant to Section 2 of this Article VI), including interest thereon as provided in Section 6c of this Article VI, or to such other person or entity as the Executive may designate in writing to the Corporation, within ten days of the rendering of such determination.

f.
An Executive shall pay all Expenses incurred by such Executive in connection with the judicial determination provided in this Section 4 of this Article VI, unless it shall ultimately be determined by the court that he or she is entitled, in whole or in part, to be indemnified by, or to receive an advance from, the Corporation as authorized by this Article VI.  All Expenses incurred by an Executive in connection with any subsequent appeal of the judicial determination provided for in this Section 4 of this Article VI shall be paid by the Executive regardless of the disposition of such appeal.

5.          Termination of an Action is Nonconclusive

The adverse termination of any Action against an Executive by judgment, order settlement, conviction, or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the Executive has engaged in misconduct which constitutes a Breach of Duty.

6.       Partial Indemnification; Reasonableness; Interest

a.
If it is determined by the Authority, or by a court, that an Executive is entitled to indemnification as to some claims, issues, or matters, but not as to other claims, issues, or matters, involved in any Action, the Authority, or the court, shall authorize the proration and payment by the Corporation of such Liabilities and/or reasonable Expenses with respect to which indemnification is sought by the Executive, among such claims, issues, or matters as the Authority, or the court, shall deem appropriate in light of all of the circumstances of such Action.

b.
If it is determined by the Authority, or by a court, that certain Expenses incurred by or on behalf of an Executive are for whatever reason unreasonable in amount, the Authority, or the court, shall nonetheless authorize indemnification to be paid by the Corporation to the Executive for such Expenses as the Authority, or the court, shall deem reasonable in light of all of the circumstances of such Action.

c.
Interest shall be paid by the Corporation to an Executive, to the extent deemed appropriate by the Authority, or by a court, at a reasonable interest rate, for amounts for which the Corporation indemnifies or advances to the Executive.

7.       Insurance; Subrogation

a.
The Corporation may purchase and maintain insurance on behalf of any person who is or was an Executive of the Corporation, and/or is or was serving as an Executive of an Affiliate, against Liabilities and/or Expenses asserted against him or her and/or incurred by or on behalf of him or her in any such capacity, or arising out of his or her status as such an Executive, whether or not the Corporation would have the power to indemnify him or her against such Liabilities and/or Expenses under this Article VI or under the Statute as it may then be in effect.  Except as expressly provided herein, the purchase and maintenance of such insurance shall not in any way limit or affect the rights and obligations of the Corporation and/or any Executive under this Article VI.  Such insurance may, but need not, be for the benefit of all Executives of the Corporation and those serving as an Executive of an Affiliate.

b.
If an Executive shall receive payment from any insurance carrier or from the plaintiff in any Action against such Executive in respect of indemnified amounts after payments on account of all or part of such indemnified amounts have been made by the Corporation pursuant to this Article VI, such Executive shall promptly reimburse the Corporation for the amount, if any, by which the sum of such payment by such insurance carrier or such plaintiff and payments by the Corporation to such Executive exceeds such indemnified amounts; provided, however, that such portions, if any, of such insurance proceeds that are required to be reimbursed to the insurance carrier under the terms of its insurance policy, such as deductible, retention, or co-insurance amounts, shall not be deemed to be payments to such Executive hereunder.

c.
Upon payment of indemnified amounts under this Article VI, the Corporation shall be subrogated to such Executive's rights against any insurance carrier in respect of such indemnified amounts; and the Executive shall execute and deliver any and all instruments and/or documents and perform any and all other acts or deeds which the Corporation shall deem necessary or advisable to secure such rights.  The Executive shall do nothing to prejudice such rights of recovery or subrogation.

8.         Witness Expenses

The Corporation shall advance or reimburse any and all reasonable Expenses incurred by or on behalf of an Executive in connection with his or her appearance as a witness in any Action at a time when he or she has not been formally named a defendant or respondent to such an Action, within ten days after the receipt of an Executive's written request therefore.

9.         Contribution

a.
Subject to the limitations of this Section 9, if the indemnity provided for in Section 1 of this Article VI is unavailable to an Executive for any reason whatsoever, the Corporation, in lieu of indemnifying the Executive, shall contribute to the amount incurred by or on behalf of the Executive, whether for Liabilities and/or for reasonable Expenses in connection with any Action in such proportion as deemed fair and reasonable by the Authority, or by a court, in light of all of the circumstances of any such Action, in order to reflect:

(1)	The relative benefits received by the Corporation and the Executive as a result of the event(s) and/or transaction(s) giving cause to such Action; and/or

(2)	The relative fault of the Corporation (and its other Executives, employees, and/or agents) and the Executive in connection with such event(s) and/or transaction(s).

b.
The relative fault of the Corporation (and its other Executives, employees, and/or agents), on the one hand, and of the Executive, on the other hand, shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent the circumstances resulting in such Liabilities and/or Expenses.  The Corporation agrees that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

c.
An Executive shall not be entitled to contribution from the Corporation under this Section 9 in the event it is determined by the Authority, or by a court, that the Executive has engaged in misconduct which constitutes a Breach of Duty.

d.
The Corporation's payment of, and an Executive's right to, contribution under this Section 9 shall be made and determined in accordance with and pursuant to the provisions in Sections 3 and/or 4 of this Article VI relating to the Corporation's payment of, and the Executive's right to, indemnification under this Article VI.

10.       Indemnification of Employees

Unless otherwise specifically set forth in this Article VI, the Corporation shall indemnify and hold harmless any person who is or was a party, or is threatened to be made a party to any Action by reason of his or her status as, or the fact that he or she is or was an employee or authorized agent or representative of the Corporation and/or an Affiliate as to acts performed in the course and within the scope of such employee's, agent's, or representative's duties to the Corporation and/or an Affiliate, in accordance with and to the fullest extent permitted by the Statute as it may then be in effect.

11.       Severability

If any provision of this Article VI shall be deemed invalid or inoperative, or if a court of competent jurisdiction determines that any of the provisions of this Article VI contravene public policy, this Article VI shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further Action or deed by or on behalf of the Corporation, to be modified, amended, and/or limited, but only to the extent necessary to render the same valid and enforceable, and the Corporation shall indemnify an Executive as to Liabilities and reasonable Expenses with respect to any Action to the full extent permitted by any applicable provision of this Article VI that shall not have been invalidated and to the full extent otherwise permitted by the Statute as it may then be in effect.

12.       Nonexclusivity of Article VI

The right to indemnification, contribution, and advancement of Expenses provided to an Executive by this Article VI shall not be deemed exclusive of any other rights to indemnification, contribution, and/or advancement of Expenses which any Executive or other employee or agent of the Corporation and/or of an Affiliate may be entitled under any charter provision, written agreement, resolution, vote of shareholders, or disinterested directors of the Corporation or otherwise, including, without limitation, under the Statute as it may then be in effect, both as to acts in his or her official capacity as such Executive or other employee or agent of the Corporation and/or of an Affiliate or as to acts in any other capacity while holding such office or position, whether or not the Corporation would have the power to indemnify, contribute, and/or advance Expenses to the Executive under this Article VI or under the Statute; provided that it is not determined that the Executive or other employee or agent has engaged in misconduct which constitutes a Breach of Duty.

13.       Notice to the Corporation; Defense of Actions

a.
An Executive shall promptly notify the Corporation in writing upon being served with or having actual knowledge of any citation, summons, complaint, indictment, or any other similar document relating to any Action which may result in a claim of indemnification, contribution, or advancement of Expenses hereunder, but the omission so to notify the Corporation will not relieve the Corporation from any liability which it may have to the Executive otherwise than under this Article VI unless the Corporation shall have been irreparably prejudiced by such omission.

b.	With respect to any such Action as to which an Executive notifies the Corporation of the commencement thereof:

(1)	The Corporation shall be entitled to participate therein at its own expense; and

(2)
Except as otherwise provided below, to the extent that it may wish, the Corporation (or any other indemnifying party, including any insurance carrier, similarly notified by the Corporation or the Executive) shall be entitled to assume the defense thereof, with counsel selected by the Corporation (or such other indemnifying party) and reasonably satisfactory to the Executive.

c.
After notice from the Corporation (or such other indemnifying party) to the Executive of its election to assume the defense of an Action, the Corporation shall not be liable to the Executive under this Article VI for any Expenses subsequently incurred by the Executive in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below.  The Executive shall have the right to employ his or her own counsel in such Action but the Expenses of such counsel incurred after notice from the Corporation (or such other indemnifying party) of its assumption of the defense thereof shall be at the expense of the Executive unless:

(1)	The employment of counsel by the Executive has been authorized by the Corporation;

(2)
The Executive shall have reasonably concluded that there may be a conflict of interest between the Corporation (or such other indemnifying party) and the Executive in the conduct of the defense of such Action; or

(3)
The Corporation (or such other indemnifying party) shall not in fact have employed counsel to assume the defense of such Action, in each of which cases the Expenses of counsel shall be at the expense of the Corporation.

The Corporation shall not be entitled to assume the defense of any Derivative Action or any Action as to which the Executive shall have made the conclusion provided for in clause (2) above.

14.       Continuity of Rights and Obligations

The terms and provisions of this Article VI shall continue as to an Executive subsequent to the Termination Date and such terms and provisions shall inure to the benefit of the heirs, estate, executors, and administrators of such Executive and the successors and assigns of the Corporation, including, without limitation, any successor to the Corporation by way of merger, consolidation, and/or sale or disposition of all or substantially all of the assets or capital stock of the Corporation.  Except as provided herein, all rights and obligations of the Corporation and the Executive hereunder shall continue in full force and effect despite the subsequent amendment or modification of the Corporation's Articles of Incorporation, as such are in effect on the date hereof, and such rights and obligations shall not be affected by any such amendment or modification, any resolution of directors or shareholders of the Corporation, or by any other corporate action which conflicts with or purports to amend, modify, limit, or eliminate any of the rights or obligations of the Corporation and/or of the Executive hereunder.

15.       Amendment

This Article VI may only be altered, amended, or repealed by the affirmative vote of a majority of the shareholders of the Corporation so entitled to vote; provided, however, that the Board may alter or amend this Article VI without such shareholder approval if any such alteration or amendment:

a.	Is made in order to conform to any amendment or revision of the Wisconsin Business Corporation Law, including, without limitation, the Statute, which:

(1)	Expands or permits the expansion of an Executive's right to indemnification thereunder;

(2)	Limits or eliminates, or permits the limitation or elimination, of liability of the Executives; or

(3)	Is otherwise beneficial to the Executives; or

b.	in the sole judgment and discretion of the Board, does not materially adversely affect the rights and protections of the shareholders of the Corporation.

Any repeal, modification, or amendment of this Article VI shall not adversely affect any rights or protections of an Executive existing under this Article VI immediately prior to the time of such repeal, modification, or amendment and any such repeal, modification, or amendment shall have a prospective effect only.

16.       Certain Definitions

The following terms as used in this Article VI shall be defined as follows:

a.
"Action(s)" shall include, without limitation, any threatened, pending, or completed action, claim, litigation, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, whether predicated on foreign, federal, state, or local law, whether brought under and/or predicated upon the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, and/or their respective state counterparts, and/or any rule or regulation promulgated thereunder, whether a Derivative Action, and whether formal or informal.

b.
"Affiliate" shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust, or other similar enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Corporation.

c.	"Authority" shall mean the panel of arbitrators or independent legal counsel selected under Section 3 of this Article VI.

d.	"Board" shall mean the Board of Directors of the Corporation.

e.
"Breach of Duty" shall mean the Executive breached or failed to perform his or her duties to the Corporation or an Affiliate, as the case may be, and the Executive's breach of or failure to perform those duties constituted:

(1)	A willful failure to deal fairly with the Corporation (or an Affiliate) or its shareholders in connection with a matter in which the Executive has a material conflict of interest;

(2)	A violation of the criminal law, unless the Executive:

(a)	Had reasonable cause to believe his or her conduct was lawful; or

(b)	Had no reasonable cause to believe his or her conduct was unlawful;

(3)	A transaction from which the Executive derived an improper personal profit (unless such profit is determined to be immaterial in light of all the circumstances of the Action); or

(4)	Willful misconduct.

f.	"Derivative Action" shall mean any Action brought by or in the right of the Corporation and/or an Affiliate.

g.	"Executive(s)" shall mean any individual who is, was, or has agreed to become a director and/or officer of the Corporation and/or an Affiliate.

h.
"Expenses" shall include, without limitation, all expenses, fees, costs, charges, attorneys' fees and disbursements, other out-of-pocket costs, reasonable compensation for time spent by the Executive in connection with the Action for which he or she is not otherwise compensated by the Corporation, any Affiliate, any third party or other entity, and any and all other direct and indirect costs of any type or nature whatsoever.

i.
"Liabilities" shall include, without limitation, judgments, amounts incurred in settlement, fines, penalties, and, with respect to any employee benefit plan, any excise tax or penalty incurred in connection therewith, and any and all other liabilities of every type or nature whatsoever.

j.	"Statute" shall mean Wisconsin Business Corporation Law Sections 180.0850-180.0859 (or any successor provisions).

k.	"Termination Date" shall mean the date an Executive ceases, for whatever reason, to serve in an employment relationship with the Company and/or any Affiliate.

ARTICLE VII.  SEAL

Board of Directors

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the words "WISCONSIN PUBLIC SERVICE CORPORATION, GREEN BAY, WIS., CORPORATE SEAL." The continued use for any purpose of any former corporate seal or facsimile thereof shall have the same effect as the use of the corporate seal or facsimile thereof in the form provided by the preceding sentence.

ARTICLE VIII.  AMENDMENTS

1.
The Board of Directors shall have authority to adopt, amend, or repeal the By-laws of this Corporation upon affirmative vote of a majority of the total number of directors at a meeting of the Board, the notice of which shall have included notice of the proposed amendment; but the Board of Directors shall have no power to amend any By-law adopted or amended by the shareholders after May 23, 1972, or to reinstate any By-law repealed by the shareholders after May 23, 1972, unless the shareholders shall hereafter confer such authority upon the Board of Directors.

2.
The shareholders shall have power to adopt, amend, or repeal any of the By-laws of the Corporation, at any regular or special meeting of the shareholders, in accordance with the provisions of Article II of these By-laws.  There shall be included in the notice of such regular or special meeting a statement of the nature of any amendment that is proposed for the consideration of the shareholders by the holders of at least 5% of the voting stock of the Corporation in a writing delivered to the Secretary of the Corporation not less than 90 days prior to the date of such meeting or by the Board of Directors.